As filed with the Securities and Exchange Commission on August 12, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HILTON GRAND VACATIONS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-2545345 (I.R.S. Employer Identification Number)

6355 MetroWest Boulevard, Suite 180
Orlando, FL 32835
Tel: (407) 613-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles R. Corbin
Senior Executive Vice President, General Counsel and Corporate Operations, and Secretary
Hilton Grand Vacations Inc.
6355 MetroWest Boulevard, Suite 180
Orlando, FL 32835
Tel: (407) 613-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Alexander J. Park
Bhanu Mathur
Alston & Bird LLP
950 F Street, NW
Washington, D.C. 20004
Tel: (202) 239-3300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Common Stock

This prospectus relates to the offer and sale from time to time of up to 26,295,825 shares of our common stock, par value $0.01 per share (the “Shares”), by the selling stockholders named in this prospectus (the “Initial Selling Stockholders”), as well as the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Initial Selling Stockholders’ interest in the Shares other than through a public sale (collectively, the “Selling Stockholders”). The Initial Selling Stockholders received the Shares from us in connection with our acquisition of Dakota Holdings, Inc. (“Diamond”) pursuant to the Agreement and Plan of Merger, dated as of March 10, 2021, as amended, by and among us, Hilton Grand Vacations Borrower LLC, our wholly-owned subsidiary, Diamond, and certain stockholders of Diamond named therein (the “Merger Agreement”) and the related agreements. The Shares are subject to that certain Stockholders Agreement, dated August 2, 2021, by and among us, certain former stockholders of Diamond, and, for limited purposes, Hilton Worldwide Holdings Inc. (“Hilton”), which governs certain terms of such former Diamond stockholders’ investment in us (the “Stockholders Agreement”).
We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. Our registration of the Shares does not mean the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may sell the Shares through a number of different ways and at varying prices, including through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the Selling Stockholders may sell their Shares in the section of this prospectus entitled “Plan of Distribution.”
Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “HGV.” On August 11, 2025, the last reported sale price of our common stock on the NYSE was $43.51 per share.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference herein and therein, and any free writing prospectus, before you make an investment decision.
Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” beginning on page 3 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders named in this prospectus or in one or more supplements to this prospectus may, from time to time, sell Shares in one or more offerings. This prospectus provides you with general information about us and our common stock. Each time a Selling Stockholder offers Shares, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus.
Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. The Selling Stockholders are not making an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
You should carefully read this entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless the context requires otherwise, references in this prospectus to “Hilton Grand Vacations,” “HGV,” “we,” “our,” “us” and “our company” refer to Hilton Grand Vacations Inc., together with its consolidated subsidiaries.
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus, any accompanying prospectus supplement and documents incorporated by reference to this prospectus and any prospectus supplement contain some of our trademarks, trade names, and service marks and those of Hilton, including the following: “Hilton Grand Vacations,” “HGV,” “Hilton Honors,” “HGV Max,” “Hilton Vacation Club,” and “Hilton Club.” Each one of these trademarks, trade names, or service marks is either (i) our registered trademark, (ii) a registered trademark or application for registration which we have been licensed by a third party to use, or (iii) a registered trademark of Hilton and its affiliates.
Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we or Hilton will not assert, to the fullest extent under applicable law, our or Hilton’s, respective rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks, and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners.
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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding Hilton Grand Vacations Inc., the common stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase Shares from the Selling Stockholders.
Company Overview
We are a global timeshare company engaged in developing, marketing, selling, managing and operating timeshare resorts, timeshare plans and ancillary reservation services, primarily under the Hilton Grand Vacations brand. On January 17, 2024, we completed the acquisition of Bluegreen Vacations Holding Corporation.
Our operations primarily consist of: selling vacation ownership intervals and vacation ownership interests (collectively, “VOIs” or “VOI”) for us and third parties; financing and servicing loans provided to consumers for their VOI purchases; operating resorts and timeshare plans; and managing our clubs and exchange programs through which our members may receive HGV Max benefits. Together our timeshare plans and exchange programs are collectively referred to as “Clubs”.
As of June 30, 2025, we had over 200 properties located in the United States, Europe, Canada, the Caribbean, Mexico, and Asia. A significant number of our properties and VOIs are concentrated in Florida, Europe, Hawaii, South Carolina, California, Arizona, Virginia, and Nevada.
As of June 30, 2025, we had approximately 725,000 members across our Club offerings. Based on the type of Club membership, certain members have the flexibility to exchange their VOIs for stays at any Hilton Grand Vacations resort, any property in the Hilton system of 24 industry-leading brands across approximately 8,600 properties, or affiliated properties, as well as numerous experiential vacation options, such as cruises and guided tours, or they have the option to exchange their VOI for various other timeshare resorts throughout the world through an external exchange program, including travel services options.

The Offering
Common stock that may be offered for resale by the Selling Stockholders
26,295,825 shares
NYSE symbol
HGV
Use of proceeds
All of the Shares being offered under this prospectus are being sold by the Selling Stockholders. Accordingly, we will not receive any proceeds from the sale of the Shares.

RISK FACTORS
Investing in our securities involves risk. Prior to making a decision about investing in the Shares, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q and any other filings we make with the SEC from time to time that are incorporated herein by reference, as well as the “Risk Factors” contained in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. See “Where You Can Find More Information” in this prospectus. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. In that case, the trading price of our common stock could decline.
Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We intend to retain future earnings, if any, for future operations, expansion, and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of our common stock will be at the sole discretion of our board of directors. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it, and there can be no guarantee that our common stock will appreciate in value.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time we make such statements. Forward-looking statements include all statements that are not historical facts and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement include statements related to our revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.
We caution you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond our control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, could adversely impact our operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For additional information regarding factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus, please see the risk factors discussed in “Part I – Item 1A. Risk Factors” and the Summary of Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented and updated by the risk factors described from time to time in other periodic reports that we file with the SEC. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations or otherwise.

USE OF PROCEEDS
The Selling Stockholders will receive all of the proceeds from the sale of the Shares covered by this prospectus. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders that may be sold from time to time pursuant to this prospectus. The Selling Stockholders will pay any underwriting discounts, concessions or agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the Shares. In addition, the Selling Stockholders will bear all other costs, fees and expenses incurred in connection with registering the sale of the Shares covered by this prospectus.

SELLING STOCKHOLDERS
We are registering for resale an aggregate of up to 26,295,825 shares of our common stock, par value $0.01 per share that may be sold by the Initial Selling Stockholders, as well as any pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Initial Selling Stockholders’ interest in the Shares other than through a public sale. The Initial Selling Stockholders received the Shares from us in connection with our acquisition of Diamond pursuant to the Merger Agreement and the related agreements. The Selling Stockholders may sell some, all, or none of their Shares offered by this prospectus from time to time.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. All information contained in the table below and the footnotes thereto is based upon information provided to us by the Initial Selling Stockholders under this prospectus.
Selling Stockholder information for any additional Selling Stockholders, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholders’ shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the Selling Stockholders and the number of shares registered on their behalf. Any of the Selling Stockholders may sell or otherwise transfer all, some or none of the Shares. See “Plan of Distribution.”

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding.(1)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Shares of Common Stock Outstanding
AP VIII Dakota Holdings Borrower, L.P.(3)	19,593,761	22.00%	19,593,761	—	—
AP Dakota Co-Invest, L.P.(3)	6,702,064	7.53%	6,702,064	—	—

(1)	Based on 89,049,615 shares outstanding as of August 11, 2025.
(2)
Assumes that the Selling Stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.

(3)
AP VIII Dakota Holdings Borrower, L.P. (“Dakota Holdings Borrower”) and AP Dakota Co-Invest, L.P. (“Dakota Co-Invest”) each hold shares of common stock and may each sell shares of common stock in this offering. AP VIII Dakota Holdings Borrower GP, LLC (“Borrower GP LLC”) serves as the general partner of Dakota Holdings Borrower and AP VIII Dakota Holdings, L.P. (“Dakota Holdings LP”) serves as the sole member of Borrower GP LLC. Apollo Advisors VIII, L.P (“Advisors VIII”) serves as the general partner of Dakota Holdings LP. Advisors VIII is the sole member of AP Dakota Co-Invest GP, LLC (“Dakota Co-Invest GP”), which serves as the general partner of Dakota Co-Invest. Apollo Capital Management VIII, LLC (“Capital Management VIII”) serves as the general partner of Advisors VIII. APH Holdings, L.P. (“APH Holdings”) serves as the sole member of Capital Management VIII, and Apollo Principal Holdings A GP, Ltd (“Principal A GP”) serves as the general partner of APH Holdings. The managers, directors and principal executive officers of Principal A GP are Messrs. Marc Rowan Scott Kleinman, and James Zelter. The address of the Selling Stockholders, Dakota Holdings Borrower, Dakota Holdings LP, Advisors VIII, Capital Management VIII, APH Holdings, and each of Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 41st Floor, New York, New York 10019. The address of Principal A GP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008. Each of the entities listed above, other than the Selling Stockholders, and each of Messrs. Rowan, Kleinman and Zelter, disclaims beneficial ownership of any shares of the Company’s common stock owned of record by the Selling Stockholders.

MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS
Other than arrangements pursuant to the Stockholders Agreement, which was entered into on August 2, 2021, we do not have any material relationships with the Initial Selling Stockholders.
For more information on these relationships, please refer to our Annual Report on Form 10-K for the year ended December 31, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2025 incorporated therein, which is incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock that may be acquired pursuant to the offering contemplated by this prospectus as of the date hereof. This discussion does not address all aspects of U.S. federal income tax considerations relating thereto. This discussion also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent provided below. For the purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus.
We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, and it does not address any estate or gift tax consequences, except to the limited extent provided below, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, holders subject to the alternative minimum tax or the Medicare contribution tax, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership, and disposition of our common stock.
There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, and we do not intend to obtain, an IRS ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on Our Common Stock
Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange, or Other Disposition of Our Common Stock.” Any such distribution will also be subject to the tax treatment described below under the heading “FATCA Withholding.”
Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States or, if an applicable income tax treaty so provides, that are attributable to a permanent establishment maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence or (b) a properly executed IRS Form W-8ECI stating that the dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale, Exchange, or Other Disposition of Our Common Stock
Subject to the discussion below regarding backup withholding and FATCA, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:
•
the gain is effectively connected with a U.S. trade or business of the non-U.S. holder or, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) (or such lower rate as may be specified by an applicable income tax treaty) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

•
our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation.” Generally, a corporation is a United States real property holding corporation only if the fair market value of its U.S. real property interests (as defined in the Code and applicable U.S. Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a United States real property holding corporation, or that we are likely to become one in the future. Even if we are or become a United States real property holding corporation, provided that our common stock is regularly traded on an established securities market, within the meaning of applicable U.S. Treasury Regulations, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Regardless of whether our common stock is currently treated as being regularly traded on an established securities market within the meaning of the applicable U.S. Treasury Regulations, no assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.
U.S. Federal Estate Tax
The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each non-U.S. holder the gross amount of distributions on our common stock paid to such holder, whether or not such distribution is a dividend for U.S. federal income tax purposes, and the tax withheld, if any, with respect to such distributions. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or successor form), or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, information reporting but not backup withholding will apply in a manner similar to dispositions effected through a U.S. office of a broker, if a non-U.S. holder sells our common stock through a non-U.S. office of a broker that is:
•	a U.S. person (including a foreign branch or office of such person),
•	a “controlled foreign corporation” for U.S. federal income tax purposes,
•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business, or
•
a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business.

Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding
Sections 1471 through 1474 of the Code, the U.S. Treasury Regulations promulgated thereunder and other applicable guidance, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules and (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. U.S. Treasury Regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible FATCA withholding on the gross proceeds from any sale or other disposition of shares of stock of a U.S. corporation, previously scheduled to apply beginning January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION
The Selling Stockholders may from time to time in one or more transactions on the NYSE or any other organized market where our shares of common stock may be traded, offer and sell any or all of the Shares offered hereby through underwriters, brokers, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The Selling Stockholders may distribute the Shares offered hereby from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
Such sales may be effected:
•	in transactions on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•
in block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or
•	through other types of transactions.
The Selling Stockholders may use any one or more of the following methods when selling the Shares offered hereby:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	one or more block trades in which the broker-dealer will attempt to sell such Shares as agent or principal of all of such Shares held by the Selling Stockholders;
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•
through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	settlement of short sales effected after the date of this prospectus;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	privately negotiated transactions;
•	agreements between broker-dealers and the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase Shares from the Selling Stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.
In all cases, these purchasers must be approved by such Selling Stockholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the Shares must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the Shares are also being sold to underwriters, the Selling Stockholders must have sold to these underwriters the Shares not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
In addition, any Shares covered by this prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.
If the Selling Stockholders effect such transactions by selling Shares offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Shares offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from any sale of the Shares by the Selling Stockholders.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Shares offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for securities, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless our affiliate) would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver these securities to close out the short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option, share lending or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders will act independently of HGV in making decisions with respect to the timing, manner and size of each sale of Shares covered by this prospectus.
The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. In connection with those derivatives, the third parties may sell Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by such Selling Stockholders or borrowed from such Selling Stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from such Selling Stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). Such financial institution or other third party may transfer its economic short position to investors in the securities of such Selling Stockholders or in connection with a concurrent offering of other securities.
Shares of common stock may also be exchanged for satisfaction of the Selling Stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
The Selling Stockholders and any broker-dealers or agents that participate in the distribution of the Shares covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents or dealers, the anticipated date of delivery of the Shares to be sold, the method of distribution and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
Any Shares initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered Shares are sold by the Selling Stockholders for public offering and sale may make a market in such Shares, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
If underwriters or dealers are used in the sale of the Shares, until the distribution of the Shares is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our Shares. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our shares of common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such shares. If the underwriters create a short position in our shares of common stock in connection with an offering (that is, if they sell more shares of common stock than are set forth on the cover page of this prospectus) the representatives of the underwriters may reduce that short position by purchasing such shares of common stock in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, relating to the registration of the Shares offered by this prospectus.
Under the securities laws of some states, the Shares offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares offered hereby may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the Selling Stockholders will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.
The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares offered hereby by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares offered hereby to engage in market-making activities with respect to the Shares offered hereby. All of the foregoing may affect the marketability of the Shares offered hereby and the ability of any person or entity to engage in market-making activities with respect to the Shares offered hereby.
Once sold under the registration statement, of which this prospectus forms a part, the Shares offered hereby will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the Shares offered by this prospectus has been passed upon for us by Alston & Bird LLP, Washington, D.C. Additional legal matters may be passed upon for us, the Selling Stockholders or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Hilton Grand Vacations Inc. appearing in Hilton Grand Vacations Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Hilton Grand Vacations Inc.’s internal control over financial reporting as of December 31, 2024 (excluding the internal control over financial reporting of Bluegreen Vacations Corporation), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Hilton Grand Vacations Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Bluegreen Vacations Corporation from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Bluegreen Vacations Corporation at December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, appearing in Hilton Grand Vacations Inc.’s Current Report on Form 8-K filed on August 12, 2025, and incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. We also maintain an internet site at https://www.hgv.com/ where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, our internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement. Reference to our internet site is made as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, and (ii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the filing date of the registration statement of which this prospectus forms a part, as well as between the date of this prospectus and the termination of any offering of common stock under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025 (the “2024 Annual Report”), including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2025 incorporated by reference into the 2024 Annual Report;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 1, 2025 and July 31, 2025, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on January 23, 2025, February 3, 2025, February 7, 2025, March 7, 2025, March 24, 2025, May 7, 2025 and August 12, 2025; and
•	The description of our common stock contained in Exhibit 4.1 of the 2024 Annual Report, including any amendment or report updating such description.
All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on or accessible through our website is not incorporated into this prospectus supplement or the accompanying prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered herewith. You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by directing requests for these documents to:
Hilton Grand Vacations Inc.
5323 Millenia Lakes Boulevard, Suite 400
Orlando, Florida 32839
Attn: Investor Relations
Tel.: (407) 613-3100
Email: ir@hgv.com
You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities.

SEC Registration Fee(1)	$ *
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous Fees and Expenses	*
Total	$*

*	To be filed by amendment, Rule 424 filing or a Current Report on Form 8-K in connection with an offering of securities hereunder.
(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
Item 15.	Indemnification of Directors and Officers.
Hilton Grand Vacations Inc. is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), allows a corporation to provide in its certificate of incorporation that a director of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses, including attorneys’ fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The bylaws of Hilton Grand Vacations Inc. further provide that an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the bylaws; provided, however, that, if (x) the DGCL requires or (y) in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined after final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to indemnification under the bylaws or otherwise. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the corporation’s amended and restated certificate of incorporation or amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
The provision of indemnification to or the advancement of expenses and costs to any indemnitee under the bylaws of Hilton Grand Vacations Inc., or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under the bylaws, shall not limit or restrict in any way the power of the corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the corporation and as to action in any other capacity.
Hilton Grand Vacations Inc. maintains standard policies of insurance that provide coverage (i) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to the corporation with respect to indemnification payments that the corporation may make to such directors and officers.
Hilton Grand Vacations Inc. is a party to indemnification agreements with its directors and executive officers. These agreements require the corporation to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, Hilton Grand Vacations Inc. has been informed that, in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

Item 16.	Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement.
2.1
Agreement and Plan of Merger, dated as of March 10, 2021, by and among Hilton Grand Vacations Inc., Hilton Grand Vacations Borrower LLC, Dakota Holdings, Inc., and certain stockholders named therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37794) filed on March 11, 2021).

2.2
Amendment to Agreement and Plan of Merger, dated as of July 7, 2021, by and among Hilton Grand Vacations Inc., Hilton Grand Vacations Borrower LLC, Dakota Holdings, Inc., and AP VIII Dakota Holdings, L.P., in its capacity as Seller Representative (incorporated by reference to Annex A to Registrant’s Additional Definitive Materials on Schedule 14A filed on July 7, 2021).

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37794) filed on March 17, 2017).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37794) filed on March 17, 2017).
5.1#	Opinion of Alston & Bird LLP regarding the validity of the securities being registered.
22	List of Issuer Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K (filed on March 3, 2025).
23.1#	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (HGV).
23.2#	Consent of Ernst & Young LLP, Independent Auditors (Bluegreen).
23.3#	Consent of Alston & Bird LLP (included in Exhibit 5.1).
24.1#	Power of Attorney (included on signature page)
107#	Filing Fee Table

*	If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
#	Filed herewith.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4)
that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on August 12, 2025.

HILTON GRAND VACATIONS INC.

By:	/s/ Mark D. Wang
	Name:	Mark D. Wang
	Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark D. Wang, Daniel J. Mathewes and Charles R. Corbin, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments) or supplements thereto, and any additional registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and Power of Attorney have been signed by the following persons in the capacities indicated on August 12, 2025.

Signature	Title

/s/ Mark D. Wang	Chief Executive Officer and Director (Principal Executive Officer)
Mark D. Wang

/s/ Daniel J. Mathewes	President and Chief Financial Officer (Principal Financial Officer)
Daniel J. Mathewes

/s/ Carlos Hernandez	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Carlos Hernandez

/s/ Leonard A. Potter	Chairman of the Board of Directors
Leonard A. Potter

/s/ Brenda J. Bacon	Director
Brenda J. Bacon

/s/ Christine Cahill	Director
Christine Cahill

/s/ David W. Johnson	Director
David W. Johnson

/s/ Mark H. Lazarus	Director
Mark H. Lazarus

/s/ Gail Mandel	Director
Gail Mandel

/s/ Pamela H. Patsley	Director
Pamela H. Patsley

/s/ David Sambur	Director
David Sambur

/s/ Paul W. Whetsell	Director
Paul W. Whetsell